TERMINATION AGREEMENT

     TERMINATION AGREEMENT, dated June 6, 1997 but effective December 1, 1996 by and between INFRASTRUCTURE INTERNATIONAL, INC., a Nevada corporation (hereinafter "III"), GUANG HUI HIGHWAY PROJECT COMPANY LIMITED (hereinafter "Guang Hui") and NEW SILVER EAGLE HOLDINGS LIMITED (hereinafter the "Shareholder").

                                    RECITALS

     WHEREAS, III and the shareholders of Guang Hui entered into an Exchange Agreement (the "Agreement") in December of 1996 pursuant to which III agreed to acquire, and the shareholders of Guang Hui agreed to sell, 100% of the outstanding securities of Guang Hui in exchange (the "Exchange") for 8,430,000 shares of common stock (the "Exchange Shares") and 100,000 shares of Series B Preferred Stock (the "Series B Shares");

     WHEREAS, the Exchange was undertaken based upon various representations of III, including representations that III was a reporting company under the Securities Exchange Act of 1934, which, among other things, were intended to assure that III would be an attractive vehicle in which to raise capital;

     WHEREAS, subsequent to the purported closing of the Exchange, it has come to the attention of Guang Hui and the Shareholder that III had not made required filings with the Securities and Exchange Commission ("SEC") for more than twenty years and, as a result thereof, III has encountered substantial regulatory obstacles to the creation of a trading market in its securities which has in turn resulted in III being unable to raise necessary capital to fully fund the operations of Guang Hui, other than $3,000,000 which was raised through the efforts of Guang Hui from the sale of Series A Preferred Stock (the "Series A Shares");

     WHEREAS, in order to consummate the Exchange and to pay substantial legal, accounting and other costs and expenses incurred in connection with efforts to bring III into compliance with applicable SEC disclosure rules, Shareholder has advanced substantial sums on behalf of III (the "Loans"); and

     WHEREAS, in order to resolve any disputes arising with respect to the performance under the Agreement and to settle amounts owed pursuant to the Loans, III, Guang Hui and the Shareholder desire to terminate the Agreement and to restore the various parties to their original position and to cause shares of III to be issued in full satisfaction of the Loans.

     NOW, THEREFORE, in consideration of the premises herein contained and the mutual covenants hereinafter set forth, the parties hereto covenant and agree as follows:

     1. Termination of Agreement. The parties hereto hereby terminate the Agreement effective as of December 1, 1996.

     2. Obligations of III. III hereby agrees:

          a. to transfer all of the issued and outstanding shares of Guang Hui held by III to such persons as the Shareholder shall instruct;

          b. to utilize the funds to be provided by Guang Hui pursuant to paragraph 3.b. below to redeem all outstanding Series A Shares; and

          c. to return to Guang Hui all corporate records and documents of or pertaining to Guang Hui.

     3. Obligations of Guang Hui and the Shareholder. Guang Hui and the Shareholder hereby jointly agree:

          a. to cause all of the Exchange Shares and Series B Shares to be returned to III for cancellation. Should Guang Hui and/or the Shareholder be unable to return all of the Exchange Shares and Series B Shares to III, Guang Hui and/or the Shareholder shall acquire in the open market such number of shares of common stock and/or Series B Shares as shall be necessary to cause a total of 8,430,000 shares of common stock and 100,000 shares of Series B Preferred Stock to be surrendered to III for cancellation. Should Guang Hui and/or the Shareholder be unable to return all of the Exchange Shares and Series B Shares, notwithstanding its efforts to acquire shares in the open market, Guang Hui and/or the Shareholder shall pay to III an amount in cash equal to the fair market value of any shares not so delivered as agreed upon by III, Guang Hui and the Shareholder or, at the election of the Shareholder, shall offset those shares against the shares issuable pursuant to paragraph 4 below;

          b. to cause the sum of $3,000,000 to be paid to III in repayment of all amounts advanced to Guang Hui from III pursuant to the sale of the Series A Shares. If agreed to by III, Guang Hui may pay the sum of $3,000,000 directly to the holders of the Series A Shares in redemption of such shares which payment shall be deemed to satisfy Guang Hui's obligations hereunder as well as the obligations of III pursuant to paragraph 2.b;

          c. to cause the holders of the Series A Shares to agree, and to execute such documents as shall be necessary, to permit the redemption of the Series A Shares for $3,000,000; and

          d. to return to III all corporate records and documents of or pertaining to III.

     4. Settlement of Loans. III agrees to issue, and the Shareholder agrees to accept, 3,600,000 shares of common stock of III in full settlement of all Loans made on behalf of or to III by the Shareholder through the Closing date.

     5. Closing. The parties hereto shall hold a formal closing of this Termination Agreement as soon as possible at such time and place as the parties shall mutually agree ("Closing"). At Closing, III shall deliver the items called for by paragraph 2 along with the shares required to be issued pursuant to paragraph 4, Guang Hui and/or the Shareholder shall deliver the items called for by paragraph 3 and the Shareholder shall deliver a release of all claims to repayment of the Loans.

     6. Release and Indemnification. Effective on Closing,

          a. III releases Guang Hui and each of the pre-Exchange shareholders of Guang Hui from all obligations and liability under or arising from the Agreement and agrees to indemnify and hold Guang Hui and each of the pre-Exchange shareholders of Guang Hui harmless from and against any liability, cost, expense or claim which may be asserted or imposed from time to time as a result of the Agreement or the termination of the Agreement pursuant hereto.

          b. Guang Hui and the Shareholder release III from all obligations and liability under or arising from the Agreement except as such liability arise in connection with third party claims asserted as a result of the Agreement or the termination of the Agreement pursuant hereto.

     7. Miscellaneous.

          a. By execution of this Agreement, each of the parties hereto hereby represents that it has the requisite power and authority to enter into this Termination Agreement.

          b. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection herewith) or file any document, relating to this Termination Agreement, except as may be mutually agreed by the parties.

          c. Each party hereto will bear its own expenses, including legal, accounting and professional fees, incurred in connection with the transactions contemplated hereby.

          d.   This   Termination   Agreement   may  be   executed  in  multiple
               counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                      INFRASTRUCTURE INTERNATIONAL, INC.

                                      By:
                                         ----------------------
                                         President
                                      By:
                                         ----------------------
                                         Pre-Exchange President

                                      GUANG HUI HIGHWAY PROJECT
                                      COMPANY LIMITED

                                      By:
                                         ----------------------
                                      Title:
                                            -------------------

                                      SHAREHOLDER:

                                      NEW SILVER EAGLE HOLDINGS LIMITED

                                      By:
                                         ----------------------
                                      Title:
                                            -------------------